Re: Questions 72DD1, 77DD2, 73A, 73C, 74U1, 74U2, 74V1 and 74V2

 The following funds offer Class A, Class C and Class I shares.

	Salient Risk Parity Fund
	Salient MLP & Energy Infrastructure Fund
	Salient Alternative Beta Fund
	Salient Trend Fund
	Salient Global Equity Fund
	Salient MLP Fund



The following is a class breakout of the Total income dividends for which record date passed (72DD1,72DD2 and 73A) during the period ended June 30, 2014 :

			            Distributions    Distribution
Class A:			     	 (000s)         per share

Salient Risk Parity Fund       		-		-
Salient MLP & Inergy
Infrastructure Fund			4,071		0.2696
Salient Alternative Beta Fund		-		-
Salient Trend Fund			- 		-
Salient Global Equity Fund		-		-



Class C:

Salient Risk Parity Fund       		-		-
Salient MLP & Inergy
Infrastructure Fund			993		0.2310
Salient Alternative Beta Fund		-		-
Salient Trend Fund			-		-
Salient Global Equity Fund		-		-


Class I:

Salient Risk Parity Fund       		-		-
Salient MLP & Inergy
Infrastructure Fund			9,635		0.2825
Salient Alternative Beta Fund		-		-
Salient Trend Fund			- 		-
Salient Global Equity Fund		-		-


The following is a class breakout of the Total other distributions (73C) during the period ended June 30, 2014 :

Class A:					    Distribution
							per Share
Salient MLP Fund					0.1389

Class C:

Salient MLP Fund					0.1334

Class I:

Salient MLP Fund					0.1400

 Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows:

	 74U1  Class I shares
	 74U2  Class A shares and Class C

 The following is a class breakout of the NAV's and shares outstanding (000s) at June 30, 2014:

 	 			NAV	  Shares Outstanding
   					                 (000s)

Class A:

Salient Risk Parity Fund       	10.29			695
Salient MLP & Energy
Infrastructure Fund		15.54			20,068
Salient Alternative Beta Fund	8.21			4
Salient Trend Fund		9.68			165
Salient Global Equity Fund	12.29			317
Salient MLP Fund		10.92			2

Class C:

Salient Risk Parity Fund       	10.15		        183
Salient MLP & Energy
Infrastructure Fund		15.46			6,994
Salient Alternative Beta Fund	8.14			2
Salient Trend Fund		9.6			3
Salient Global Equity Fund	12.19			118
Salient MLP Fund		10.89			2


Class I:

Salient Risk Parity Fund       	10.33			18,698
Salient MLP & Energy
Infrastructure Fund		15.52			47,447
Salient Alternative Beta Fund	8.24			3,505
Salient Trend Fund		9.68			3,879
Salient Global Equity Fund	12.28			5,620
Salient MLP Fund		11.14			1,598